As filed with the Securities and Exchange Commission on February 3, 2012

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

International Rectifier Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	95-1528961
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

101 N. Sepulveda Blvd.

El Segundo, California 90245

(Address, Including Zip Code, of Principal Executive Offices)

International Rectifier Corporation

2011 Performance Incentive Plan

(Full Title of the Plan)

Timothy E. Bixler

Vice President, Secretary and General Counsel

International Rectifier Corporation

101 N. Sepulveda Blvd.

El Segundo, California 90245

(310) 726-8000

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

COPY TO:

Jeffrey W. Walbridge, Esq.

O’Melveny & Myers LLP

610 Newport Center Drive, Suite 1700

Newport Beach, California 92660

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount Of Registration Fee
Common Stock, $1.00 par value per share	10,383,530(1) shares	$22.70	(2)	$235,706,131	(2)	$27,012	(2)

(1)

This Registration Statement covers, in addition to the number of shares of International Rectifier Corporation, a Delaware corporation (the “Company” or the “Registrant”), common stock, par value 1.00 per share (the “Common Stock”), stated above, options and other rights to purchase or acquire the shares of Common Stock covered by this Registration Statement and, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), an additional indeterminate number of shares, options and rights that may be offered or issued pursuant to the International Rectifier Corporation 2011 Performance Incentive Plan (the “Plan”) as a result of one or more adjustments under the Plan to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions.

(2)

Pursuant to Securities Act Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on January 30, 2012, as quoted on the New York Stock Exchange.

The Exhibit Index for this Registration Statement is at page 8.

PART I

INFORMATION REQUIRED IN THE

SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Securities Act Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE

REGISTRATION STATEMENT

Item 3.                                                        Incorporation of Certain Documents by Reference

The following documents of the Company filed with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

(a)                                  The Company’s Annual Report on Form 10-K for its fiscal year ended June 26, 2011, filed with the Commission on August 22, 2011 (Commission File No. 001-07935);

(b)                                 The Company’s Quarterly Reports on Form 10-Q for its fiscal quarters ended December 25, 2011 and September 25, 2011, filed with the Commission on February 3, 2012 and November 4, 2011, respectively (each, Commission File No. 001-07935);

(c)                                  The Company’s Current Reports on Form 8-K, filed with the Commission on July 26, 2011, August 19, 2011 (with respect to Items 1.01 and 5.05 only) and November 14, 2011 (with respect to Items 5.02 and 5.07 only) (each, Commission File No. 001-07935); and

(d)                                 The description of the Company’s Common Stock contained in its Registration Statement on Form 8-A filed with the Commission on June 17, 1985, and any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement.  Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 4.                                                        Description of Securities

Not applicable.

Item 5.                                                        Interests of Named Experts and Counsel

The validity of the issuance of Common Stock registered hereby is passed on for the Company by Timothy E. Bixler.  Mr. Bixler is the Vice President, Secretary and General

Counsel of the Company and is compensated by the Company as an employee.  Mr. Bixler owns 5,462 shares of Common Stock, 28,500 restricted stock units that are payable in an equivalent number of shares of Common Stock, and Company stock options to acquire up to an additional 37,000 shares of Common Stock.  Mr. Bixler is eligible to receive stock awards by the Company under the Plan.

Item 6.                                                        Indemnification of Directors and Officers

As permitted by Section 145 of the General Corporation Law of Delaware, the Company’s Bylaws provide for indemnification of directors, employees and agents against expenses (including attorneys’ fees) and other amounts paid in settlement actually and reasonably incurred by them in connection with any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company), in which any such person was or is a party or is threatened to be made a party. However, indemnification is only permitted if (a) such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the Company’s best interest and (b) with respect to any criminal action or proceeding, if such person had no reasonable cause to believe his conduct was unlawful. In the case of an action or suit by or in the right of the Company, the Company may not indemnify such person in respect of any claim, issue or matter as to which he has been adjudged liable for negligence or misconduct in the performance of his duty to the Company, unless and only to the extent the court in which such action or suit was brought or the Court of Chancery determines that such person is fairly and reasonably entitled to indemnity for such expense as such court may deem proper. In each case, indemnification will be made only upon specific authorization of a majority of disinterested directors, by written opinion of independent legal counsel or by the stockholders, unless the director, officer, employee or agent has been successful on the merits or otherwise in defense of any action or suit, in which case he will be indemnified without such authorization. The Company’s Bylaws (a) require the Company to pay the expenses incurred by a director or officer in defending or investigating a threatened or pending action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon the Company’s receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that he is not entitled to indemnification and (b) permit the Company to advance such expenses to other of the Company’s employees and agents upon such terms and conditions specified by the Company’s Board of Directors. The advancement of expense, as well as indemnification, pursuant to the Company’s Bylaws, is not exclusive of any other rights which those seeking indemnification or advancement of expenses from the Company may have.

The Company’s Certificate of Incorporation eliminates personal liability of directors to the Company or its stockholders for monetary damages for breach of fiduciary duty as director, except for:

(i) any breach of the duty of loyalty to the Company or its stockholders;

(ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law;

(iii) liability under Section 174 of the Delaware General Corporation Law relating to unlawful dividends and stock repurchases; or

(iv) any transaction from which the director derived an improper personal benefit.

The Company’s Bylaws permit the Company to purchase and maintain insurance on behalf of its directors, officers, employees or agents against liability asserted against such person in any such capacity whether or not the Company would have the power to indemnify him or her against such liability under the provisions of the Bylaws. The Company maintains such liability insurance for the benefit of its officers and directors on the terms and conditions set forth in the applicable policies of insurance. The Company has also entered into indemnification agreements with its directors and certain officers that will require the Company, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent not prohibited by law.

Item 7.                                                        Exemption from Registration Claimed

Not applicable.

Item 8.                                                      Exhibits

See the attached Exhibit Index at page 9, which is incorporated herein by reference.

Item 9.                                                        Undertakings

(a)                                  The undersigned Registrant hereby undertakes:

(1)                                To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)                                    To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)                                 To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

(iii)                              To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)                                That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)                                 The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)                                 Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on February 3, 2012.

INTERNATIONAL RECTIFIER CORPORATION

By:	/s/ Timothy E. Bixler
Timothy E. Bixler
Vice President, Secretary and General Counsel

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Oleg Khaykin and Timothy E. Bixler, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Oleg Khaykin	Chief Executive Officer,	February 3, 2012
Oleg Khaykin	President and Director (Principal Executive Officer)

/s/ Ilan Daskal	Executive Vice President and	February 3, 2012
Ilan Daskal	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Richard J. Dahl	Chairman of the Board	February 3, 2012
Richard J. Dahl

Signature	Title	Date

/s/ Robert S. Attiyeh	Director	February 3, 2012
Robert S. Attiyeh

/s/ Mary B. Cranston	Director	February 3, 2012
Mary B. Cranston

/s/ Dwight W. Decker	Director	February 3, 2012
Dwight W. Decker

/s/ Thomas A. Lacey	Director	February 3, 2012
Thomas A. Lacey

/s/ James D. Plummer	Director	February 3, 2012
James D. Plummer

/s/ Barbara L. Rambo	Director	February 3, 2012
Barbara L. Rambo

/s/ Rochus E. Vogt	Director	February 3, 2012
Rochus E. Vogt

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

4.

International Rectifier Corporation 2011 Performance Incentive Plan. (Filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on November 14, 2011 (Commission File No. 001-07935) and incorporated herein by this reference.)

5.	Opinion of Counsel (opinion re legality).

23.1	Consent of Ernst & Young LLP (consent of independent registered public accounting firm).

23.2	Consent of Counsel (included in Exhibit 5).

24.	Power of Attorney (included in this Registration Statement under “Signatures”).